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                                                                    EXHIBIT 99.5


                              SOFTWARE.COM, INC.
      PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS ON NOVEMBER 17, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Software.com, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus each dated October 10, 2000, and hereby appoints John MacFarlane and Craig Shelburne, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of common stock of Software.com, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of Software.com, Inc. to be held November 17, 2000 at 11:30 a.m. Eastern time at the Hotel Du Pont, 11th and Market Streets, Wilmington, Delaware 19801, and at any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

(important - To be signed and dated on the reverse side)

SOFTWARE.COM, INC.      Special Meeting of Stockholders
                        Friday, November 17, 2000
                        11:30 a.m. Eastern time
                        Hotel Du Pont
                        11th and Market Streets
                        Wilmington, Delaware 19801

Instructions for Voting Your Proxy

We are now offering stockholders three alternative ways of voting this proxy:

*  By Telephone (using a touch tone telephone)
*  Through the Internet (using a browser)
*  By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING  Available only until 5:00 p.m. Eastern time on November 16,
2000
*  This method of voting is available for residents of the U.S. and Canada
* On a touch tone telephone, call TOLL FREE 1-877-816-0833, 24 hours a day, 7 days a week
*  You will be asked to enter ONLY the CONTROL NUMBER shown below
*  Have your proxy card ready, then follow the prerecorded instructions
*  Your vote will be confirmed and cast as you directed

INTERNET VOTING  Available only until 5:00 p.m. Eastern time on November 16,
2000
*  Visit the Internet voting website at http://proxy.georgeson.com
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*  Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen
*  You will incur only your usual Internet charges

VOTING BY MAIL
* Simply mark, sign and date your proxy card and return it in the postage-paid envelope
* If you are voting by telephone or the Internet, please do not mail your proxy card

     COMPANY NUMBER        CONTROL NUMBER



TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE


[X]  Please mark
     votes as in
     this example.

A VOTE FOR EACH OF THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS.


1. To adopt the Agreement and Plan of Merger, dated as of August 8, 2000, as amended, by and among Phone.com, Inc., Software.com, Inc. and a wholly-owned subsidiary of Phone.com, Inc.

FOR   [_]

AGAINST  [_]

ABSTAIN  [_]

2. To approve an amendment to the 1995 Stock Plan to increase the number of shares reserved for issuance under the plan by 2,500,000.

FOR   [_]

AGAINST  [_]

ABSTAIN  [_]


3. In their discretion, the Proxies are authorized to vote or otherwise represent the shares on any and all such other matters as may properly come before the meeting or any adjournment or postponement thereof.


MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [_]
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Date:____________

_________________________
Signature(s) in Box

Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.